EX‑33.6

(logo) WELLS FARGO	Commercial Mortgage Servicing	P.O. Box 31388, Oakland, CA 94604 1901 Harrison St., 2nd Floor Oakland, CA 94612 Tel: 800 986 9711

Management’s Assessment

Management of Wells Fargo Commercial Mortgage Servicing, a division of Wells Fargo Bank, National Association, (the “Company”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of commercial loans (the “Platform”), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(B-D), 1122(d)(3)(ii-iv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2014. Appendix A to this letter identifies the commercial mortgage pools and other structures involving the commercial loans constituting the Platform. Appendix B to this letter identifies the applicable servicing criteria with respect to the Platform.

With respect to servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii), the Company performs applicable activities covered by these criteria, with respect to the Platform, except the Company has engaged various vendors to perform certain tax payment activities. Such vendors have provided separate Regulation AB Item 1122 management assessments and attestations for such activities.

With respect to applicable servicing criterion 1122(d)(4)(iii), there were no activities performed during the year ended December 31, 2014 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

With respect to servicing criteria 1122(d)(1)(i), 1122(d)(3)(i)(A), 1122(d)(4)(i), and 1122(d)(4)(vi), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Manual Telephone Interpretation 17.06). The Company has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Company’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2014. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. Based on such assessment, management believes that, as of and for the year ended December 31, 2014, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2014.

March 6, 2015

/s/ Daniel E. Bober

Daniel E. Bober

Executive Vice President,

Commercial Mortgage Servicing

Wells Fargo Bank, National Association

(logo) Together we’ll go far

APPENDIX A

COMMERCIAL MORTGAGE POOLS AND OTHER STRUCTURES

GOLDMAN SACHS 2005-ROCK	BHMS 2014-ATLS	DOLLAR GENERAL
TIMES SQUARE HOTEL TRUST	BB-UBS 2012-SHOW	DLJ 1999-CG2
BB-UBS 2012-TFT	GSMS 2012-BWTR	GREENWICH CCFC 2003-C2
BB 2013-TYSN	GREENWICH CCFC 2003-C1	COMM 2013-THL
DLJ 1999-CG1	GSMS 2012-SHOP	DLJ 1999-CG3
MS06TOP23	PCMT03PWR1	DLJ 1998-CG1
BSC03PWR2	BSCM06TOP24	BSC05PWR8
MS05TOP19	MSCI06TOP21 (NONPOOLED)	MS06TOP21
BSC04PWR3	BSC04PWR4	BSC05PWR7
MS07TOP25	BSCM04TOP14	BSC04PWR6
BSCM06TOP22	BSCMS05TOP20	BSC04PWR5
BSCM05TOP20 (NONPOOLED)	BA-FUNB 2001-3	BSCM07TOP26
BSC06PWR11	BSC06PWR13	BSC06PWR12
BSC07PWR15	BSC05PWR10	BSC05PWR9
ML 1997-C2	BSC06PWR14	BACM2005-6
MSDW03HQ2	BANC OF AMERICA COMM MTG 2006-1	BANC OF AMERICA COMM MTG 2005-6
BANC OF AMERICA COMM MTG 2006-5	MLMT 2005-CKI1	BANC OF AMERICA COMM MTG 2007-3
BANC OF AMERICA COMM MTG 2006-2	GECMC 2007-C1	GREENWICH CCFC 2007-GG11
JPMC 2003 CIBC6	GECC 2001-3	JPMC 2002 C2
ML-CFC 2006-1	GREENWICH CCFC 2007-GG9	CGCMT 2013-GC17
DBUBS 2011-LC2	DBUBS 2011- LC3	CGCMT 2014-GC21
COMM 2014-CCRE20	COMM 2014-277P	CITIGROUP 2007-C6
MLMT 2006-C2	COMM 2014-CCRE14	COMM 2013-CCRE12
MS03TOP11	GSMS 2013-GC10	CITIGROUP 2013-GCJ11
GSMS 2012-GCJ9	GSMS 2010-C2	GSMS 2011-GC3
JPMC 2003-C1	ML-CFC 2006-2	GREENWICH CCFC 2005-GG5
GSMS 2013-GC13	GSMS 2014-GC18	COMM 2014-UBS5
GRACE 2014-GRCE	GSMS 2012-ALOHA	CITIGROUP 2012-GC8
GSMS 2012-TMSQ	GE 2006 C1	JPMC 2003 ML1
GOLDMAN 2006-GG8	CGCMT 2013-GC15	GECC 2002-3
MLMT06C1	JPM06CIBC15	MS04TOP15
JPM07CIBC19	JPM06CIBC17	GSMSC04GG2
MLCFC06-4	COMM 2013-CCRE6	GOLDMAN 2006-GG6
COMM 2013-CCRE13	COMM 2014-LC17	COMM 2014-LC15
COMM 2014-UB6 PRIMARY ONLY	JPMC 2002 CIBC5	GE 2002 C2
GSMS 2013-GCJ14	CGCMT 2014-GC19	CGCMT 2014-GC25
GECC 2002-1	WFLD 2014-MONT	GSMS 2013-GCJ16
GSMS 2014-GC22	DBCCRE 2014-ARCP	MS05TOP17
MSDW03TOP9	BSCM03TOP12	BAMLL 2013-WBRK
COMM 2013-WWP	BWAY 2013-1515	COMM 2014-CCRE15 PRIMARY
TMSQ 2014-1500	JPMCC 2014-DSTY	JPM08C2
BSCM03TOP10	BSCM04TOP16	GECMC 2004 C2
GSMSC 2010-C1	JPMC 2002 C1	COMM 2012-LC4
UBS 2012-C1	GREENWICH CCFC 2004-GG1	GOLDMAN 2007-GG10
GSMS 2012-GCJ7	CITIGROUP 2013-375P	GSMS 2014-GC26
COMM 2013-CCRE10	UBS-BARCLAYS 2012-C4	COMM 2010-C1
UBS-CITIGROUP 2011-C1	BSCM05TOP18	MS04TOP13
GSMS 2013-KING	UBS-BARCLAYS 2012-C2	GSMS 2011-GC5
GSMS 2013-GCJ12	COMM 2014-UBS3	DBUBS 2011-LC1
COMM 2012-9W57	GMAC 2003-C1	JPM6LDP9
JPM05LDP3	GCCFC 2005-GG3	MSCI 2003-IQ4
1345FB2005	NORTEL NETWORKS TRUST 2001-1	MSC05HQ6
MSCI04HQ3	MS07TOP27 AW34 (NONPOOLED)	MS07TOP27
BSC07PWR18	CD 2007-CD4	MSC 2014-MP
BSC07PWR16	BSC07PWR17	QCMT13QC
GREENWICH CCFC 2002 C1	MS08TOP29	COMM 2014-KYO
BSCM07TOP28	RBSCF 2013-SMV	BEAR 1999-C1
MSCI2007IQ16	DMARC 1998-C1	MSC06HQ10
MSC05HQ7	MSC04HQ4	MSCI06HQ9
MSCI06HQ8	MSC07HQ12	MS01TOP1
MLCFC07-9	MSC07IQ13	MSCI03IQ6
FUNB 2001 C4	FUNB 2001 C2	MERRILL LYNCH 2008-C1
ML-CFC 2007-7	BSC00WF2	MSCI05IQ9
MLCFC07-6	MSD01TP3	MLCFC07-5
MDC02TP7	BSCM02TOP8	BS01TOP2
MLCFC07-8	MSC07IQ14	BSC01TP4
MSC07IQ16	MSC06IQ11	MSCI04IQ7
CITIGROUP 2013-SMP	COMM 2013-SFS	BSC00WF1
MSCI04IQ8	MLMT07C1	MDC01TP5
BSC99WF2	COUNTRYWIDE 2007-MF1	ML-CFC 2007-6
BSC02TP6	MLMT 2002 MW1	LB 1999 C1
LB 1999 C2	SRPT 2014-STAR	LB 1998 C4
SCG 2013-SRP1	COMMUNITY SOUTH BANK PORTFOLIO	JPMC 2005 LDP1
1999-LIFE1	MSC99WF1	MSC98WF2
WACHOVIA 2003-C4	WACHOVIA 2003 C3	CGCMT 2014-388G
BAMLL 2014-IP	WACHOVIA 2002 C1	JPMCC 2007-LDP11
RBSCF 2013-GSP	WACHOVIA 2003-C5	FUNB99C1
MSC 2014-CPT	COMM 2013-FL3	BAMLL 2014-8SPR
AMERICOLD 2010-ART	FUNB 2001 C3	CGWF 2013-RKWH
CGBAM 2013-BREH	BAMLL 2014-ICTS	WACHOVIA 2003-C7
JPMC 2006-LDP7	BAMLL 2014-INLD	MS2000LIFE1
JPMC03LN1	LCCM 2014-909	JPM2006LDP8
BAMLL 2013-DSNY	ONE LINCOLN 2004-C3	JPMC 2005-LDP2
VNO 2012-6AVE	JPMCC 2007-LDP10	JPMC 2001 CIBC3
VDNO 2013-PENN	CSMC 2014-USA	JPM2007LDP12
BBCMS 2014-BXO	BAMLL 2014-520M	COMM 2014-BBG
CGRBS 2013-VNO5TH	LCCM2013GCP	WACHOVIA 2003-C6
COMM 2014-PAT	CGBAM 2014-HD	BLCP 2014-CLRN
ENERGY PLAZA LEASE TRUST 2002	WFCM 2014-TISH	CD 2007-CD5
WACHOVIA 2002 C2	ML 1998-C3	JPMC 2006-LDP9
JPMC 2006 FL2	COMM 2014-FL4	JPMCC 2014-FL5
COMM 2014-FL5	JPMC 2011-PLSD	7 WORLD TRADE CENTER 2012-WTC
FULB 1997 C2	JPMC 2013-ALC	3 WORLD TRADE CENTER 2014
BAMLL 2014 - FL1	BAMLL 2014-INLD MZ B	BACM2007-1
MSDWMC OWNER TRUST 2000-F1	JP MORGAN CB 2003-CIBC7	1166 AVENUE OF AMERICAS 2005-C6
FREMF 2012-K705 - PRIMARY ONLY	FREMF 2013-KS01 PRIMARY	FOUR TIMES SQUARE 2006 - 4TS
FREMF 2014 K39 PRIMARY	FREMF 2014 K37 (PRIMARY)	CSF99C01
COMM07FL14	COMM07FL14 (NONPOOLED)	GOLDMAN 2010-K5 - PRIMARY ONLY
FREMF 2012-K709 - PRIMARY ONLY	FREMF 2011-K14 PRIMARY ONLY	FREMF 2013 KF02 PRIMARY ONLY
FREMF 2013-K24 (PRIMARY ONLY)	CHASE-FUNB 1999-1	FREMF 2014-K38 PRIMARY
FREMF 2013-K502 - PRIMARY ONLY	FREMF 2013-K712 PRIMARY ONLY	FREMF 2014-KX01 (PRIMARY)
FREMF 2012-KF01 PRIMARY ONLY	FREMF 2012-K710 PRIMARY ONLY	FREMF 2011-K10 - PRIMARY ONLY
FREMF 2011 K12 PRIMARY ONLY	FREMF 2014 KF03 (PRIMARY)	FREMF 2012 - K19 PRIMARY ONLY
COMM 2009-K4 PRIMARY	FREMF 2012-K501 - PRIMARY ONLY	FREMF 2012-K22 (PRIMARY ONLY)
LB UBS 2004 C6	WACHOVIA 2007-C33	LB-UBS 2007-C7
WFRBS 2011-C3	WACHOVIA 2006-C29	FREMF 2012-K18 - PRIMARY ONLY
COMM 2012-CCRE1	COMM 2012-CCRE2	FREMF 2013 K32 PRIMARY ONLY
LB UBS 2002 C7	LB-UBS 2003-C3	WACHOVIA 2004-C12
WACHOVIA 2005-C16	FUNB 1999 C4	WACHOVIA 2006-C26
LB UBS 2006-C4	CSCMT 2007-C3	COBALT 2007- C3
MORGAN STANLEY 2007-HQ13	COBALT 2007-C2	LB UBS 2002 C1
CITIGROUP 2005 C3	WACHOVIA 2005-C22	TIAA 2007-C4
LB UBS 2006-C7	IRVINE CORE OFFICE TRUST 2013-IRV	WFCM 2014-LC16
WFRBS 2014-C22	LBUBS05C2	WFRBS 2012-C7
JPMCC 2012-C6	WFRBS 2012-C8	MSBAM 2013-C11
WACHOVIA 2005-C19	LB UBS 2004 C1	CS FIRST BOSTON 1998 C2
CITIGROUP 2006 C5	WACHOVIA 2004 C15	LB UBS 2003 C8
CSCMC 2007-C4	CHASE 2000-3	FREMF 2010-K6 PRIMARY ONLY
FREMF 2011-KAIV PRIMARY ONLY	WACHOVIA 2005 C17	LB-UBS 2005 C7
CSFB 2006-C2	LB-UBS 2006 C3	MSBAM 2014-C15
COMM 2012-CCRE4	GECC 2000-1	WACHOVIA 2007-WHALE 8
CD 2006-CD3	MORGAN STANLEY 2011-C3	FUNB-BA 2001 C1
WACHOVIA 2006-C24	FREMF 2012-K17 PRIMARY AND SPECIAL	WACHOVIA 2003-C8
LB-UBS 2003-C1	LB UBS 2004 C7	LB-UBS 2005 C5
WFRBS 2011-C5	WACHOVIA 2006-C25	WACHOVIA 2007-C34
WFRBS 2013-C14	JPMC 2014-C20	WFRBS 2014-C20
WFRBS 2013-C12	WFCM10C1	WFRBS 2014-LC14
WFRBS 2013-C16	JPMBB 2014-C25	MSBAM 2013-C8
JPMBB 2013-C17	JPMBB 2014-C21	WFRBS 2013-C15
JPMCC 2013-C16	WFRBS 2014-C21	LB-UBS 2003 C5
LB UBS 2004 C4	LB UBS 2005 C1	WACHOVIA 2004 C10
VORNADO DP LLC 2010-VNO	CSCMT 2007-C2	COMM 2012-CCRE3
LB UBS 2001 C3	WACHOVIA 2005-C20	WACHOVIA 2007-C32
WACHOVIA 2007-C31	WACHOVIA 2006-C27	WACHOVIA 2006-C28
CHASE 1999-2	MSBAM 2014-C19	WACHOVIA 2004 C14
WFRBS 2012-C9	WFRBS 2012-C6	WFRBS 2012-C10
WFCM 2013-LC12	WFRBS 2013-C13	JPMBB 2013-C15
WFRBS 2014-C19	WFRBS 2014-C24	LBUBS05C3
WFRBS 2013-UBS1	JPMBB 2014-C24	WFCM 2013-BTC
WFRBS 2013-C11	WFRBS11C4	WFRBS 2013-C18
WFRBS 2014-C23	WFRBS 2014-C25	WFRBS11C2
RBS 2010-MB1	WACHOVIA 2003-C9	WACHOVIA 2004 C11
1166 AVENUE OF THE AMERICAS 2002-C5	CD 2006-CD2	JPMC 2012-CIBX
WFCM 2012-LC5	FREMF 2011-K16 - PRIMARY ONLY	MEZZ CAP 2004-C2
COBALT 2006-C1	MEZZ CAP 2005-C3	MERRILL LYNCH 1998 C2
LB-UBS 2007-C6	MORGAN STANLEY BAML 2012-C6	MSBAM 2014-C14
MSBAM 2013-C12	MSBAM 2014-C17	FREMF 2013-K35 (PRIMARY)
FREMF 2013 K28 (PRIMARY)	CITY CENTER 2011-CCHP	MEZZ CAP 2004-C1
WACHOVIA 2005-C21	LB UBS 2008-C1	FUNB/CHASE 1999 C2
LB UBS 2006-C6	ACRE 2013-FL1	ACRE 2014-FL2
MEZZ CAP 2007-C5	MEZZ CAP 2006-C4	FREMF 2012-K21 - PRIMARY ONLY
FREMF 2012-KP01 PRIMARY ONLY	FREMF 2013-K27	WACHOVIA 2006-C23
LB-UBS 2006 C1	WACHOVIA 2007-C30	FUNB 2000 C2
MSBAM 2014-C16	MSBAM 2014-C18	WFRBS 2013-C17
WFCM 2014-LC18	JPMBB 2014-C23	JPMBB 2014-C22
LB UBS 2000 C5	WACHOVIA 2005-C18	LB UBS 2004 C8
CITIGROUP CMT 2004 C1	FUNB 2000 C1	LB UBS 2002 C2
WACHOVIA 2006-WHALE 7	CITIGROUP 2006-FL2	LB-UBS 2007-C2
NLY 2014-FL1	RESOURCE 2013-CRE1	PFP III 2014-1
RESOURCE 2014-CRE2	MSBAM 2013-C13	FREMF 2010-K7
FREMF 2010-K8	FREMF 2014-KF06 PRIMARY	MERRILL LYNCH 1996 C2
FREMF 2014-K41	FREMF 2011-K13	COMM 2009-K3
FREMF 2010-K9	FREMF 2011-K11	FREMF 2014 K715
FREDDIE MAC 2010 K-SCT	FREMF 2011-K701	FREMF 2011-K702
FREMF 2011-K703	FREMF 2011-K15	FREMF 2014-K717 PRIMARY
FREMF 2013-K26	CMAT 1999 C1	FREMF 2012-K707
FREMF 2014-K714	FREMF 2013-K31	FREMF 2013-K33
FREMF 2012-K711	FREMF 2014-K36	FREMF 2014-K40
FREMF 2014-K716	FREMF 2011-K704	FREMF 2014-KF04
FREMF 2012-K23	FREMF 2013-K25	FREMF 2012-K20
FREMF 2012-K706	FREMF 2013-K34	FREMF 2013 K30 MASTER
FREMF 2013 K29 (MASTER)	FREMF 2014-KF05	FREMF 2014 KS02
FREMF 2013 K713	FREMF 2012-K708	MORGAN STANLEY 2005-HQ5
OBP DEPOSITOR, LLC TRUST 2010-OBP	COMM 2012-MVP	GRAND PACIFIC BUSINESS LOAN TRUST 2005-1
WFCM 2013-120B	2001-CMLB-1	MS2000PRIN
NORTHSTAR 2013-1 (CLO)	BSB06001	CREST 2003-2
CSFB94CFB1	NS 2012-1	UCB07-1
MAIDEN 2008-1	REXFORD INDUSTRIAL FUND V LP WAREHOUSE	SOUND MARK HORIZONS FUND LP WAREHOUSE
RESOURCE CAPITAL CORP. WAREHOUSE	SAS WAREHOUSE 2013 (H2)	PRIME FINANCE PARTNERS I, L.P.
H2 WAREHOUSE 2013	JEMB MADISON AVE LLC (BASIS I - 292 MAD)	BROE WAREHOUSE
SAF FUNDING, LLC	H2 CREDIT PARTNERS WAREHOUSE	YELLOW BRICK REAL ESTATE CAPITAL I, LLC
LOANCORE (JEFFERIES) WAREHOUSE	JLC WAREHOUSE I LLC	JLC WAREHOUSE II LLC
BICOASTAL (A BLACKSTONE CREDIT FACILITY)	FII F DEBT ACCT PTE LTD	STARWOOD AND CITI REP
STARWOOD & GOLDMAN REPO	BELVEDERE CAPITAL WAREHOUSE	BASIS RE CAPITAL II (REPO)
MODERN BANK, N.A.	LADDER WELLS FARGO REPO	LADDER CAPITAL LLC REPO
LADDER JPM REPO	LADDER DEUTSCHE REPO	RIALTO REPO WITH WF
BANK OF AMERICA WAREHOUSE	RIALTO REPO W/ GS	TUEBOR WAREHOUSE (LADDER)
RIALTO WAREHOUSE 2013	GERMAN AMERICAN CAPITAL CORPORATION WARE	KEARNY CREDIT FACILITY WAREHOUSE
BARCLAYS WAREHOUSE	KGS-ALPHA REAL ESTATE	FORTRESS CREDIT CORP WAREHOUSE
ROCKWOOD (375 PARK) WAREHOUSE	OWS I ACQUISITIONS, LLC WH	OWS COF I MASTER WH
OWS CREDIT OPPORTUNITY I WH	ONE WILLIAM STREET CAP MASTER FUND WH	SRE FW MEZZ WAREHOUSE (RIDGMAR MEZZ)
SINGERMAN (RIDGMAR MEZZ LOAN)	NXT CAPITAL FUNDING II, LLC	SPREF WH II WF REPO
STARWOOD & DEUTSCHE REPO	LADDER MET LIFE REPO	PRIME FINANCE PARTNERS III, LP
SILVERPEAK RE FINANCE LLC WAREHOUSE	GERMAN AMERICAN / DEUTSCHE WAREHOUSE	LONESTAR (RELIUS) WAREHOUSE 2013
SPREF WH I LLC (DEUTSCHE REPO)	JLC WAREHOUSE IV LLC (DEUTSCHE REPO)	WACHOVIA GENERAL PARTICIPANT
WACHOVIA GENERAL PARTICIPANT	PRIME FINANCE PARTNERS II, L.P.	RLJ III - FINANCE HOLDINGS, LLC
TRT LENDING REPO WAREHOUSE	STARWOOD PROPERTY MORTGAGE LLC WAREHOUSE	FORTRESS (CF TRANS HOLDCO LLC) WAREHOUSE
TRT LENDING SUBSIDIARY LLC	ACM TRAFFORD V LLC WAREHOUSE	LONE STAR REPO WITH WELLS FARGO
CITIGROUP GLOBAL MARKETS REALTY CORP	CREXUS WAREHOUSE	WASHINGTON SUB, LLC
STARWOOD MORTGAGE CAPITAL WAREHOUSE	ARCHETYPE & BARCLAYS REPO	MC FIVE MILE SPE B LLC (COLUMN REPO)
FIVE MILE WAREHOUSE (GS)	STARWOOD CITI REPO SUB 6	NRFC WAREHOUSE (SOHO HOUSE)
PILLAR FUNDING LLC WAREHOUSE	PRIME REPO WITH U.S. BANK	PRIME REPO WITH METLIFE
UBS WAREHOUSE	CF BRANCH WAREHOUSE	MKP CREDIT MASTER FUND MEZZANINE
WESTIN TIME SQUARE MEZZANINE	WESTIN TIME SQUARE MEZZANINE 2	BLACKSTONE SELECT HOTEL SR MEZZ
NBS REAL ESTATE CAPITAL WAREHOUSE	LONESTAR REPO WITH CB	TEACHERS INSURANCE & ANNUITY ASSOCIATION
STARWOOD PROPERTY MORTGAGE SUB-2, L.L.C.	ACCOR MEZZ WAREHOUSE	ALABAMASAVES WAREHOUSE
CANTOR CRE LENDING LP	MACQUARIE WAREHOUSE	GCCP H-1, LLC (GROSSMAN)
MORGAN STANLEY	GACC/DEUTSCHE FLOATING WAREHOUSE	MKP CREDIT MASTER FUND WAREHOUSE
BANCORP BANK WAREHOUSE	ROCKWOOD CAPITAL, LLC (NORTHROCK)	CAPITAL LEASE WAREHOUSE-398 & 526
RAITH WAREHOUSE	BUCHANAN FUND V	BMC MORTGAGES VI
BUCHANAN MORTGAGE CAPITAL	FIVE MILE WAREHOUSE	NRFC II REPO WAREHOUSE
NORTHSTAR-DORAL WAREHOUSE (NRFC)	NORTHSTAR-DORAL WAREHOUSE (NSREIT)	NORTHSTAR-CITI REPO WAREHOUSE
NRFC REPO WAREHOUSE	NORTHSTAR (CB LOAN NT-II,LLC) CB REPO	SQUARE MILE/RAM ACQ, LLC
OWS ABS MASTER FUND II, LP	GOLDMAN SACHS WAREHOUSE	LVS II SPE III LLC (AFFILIATE OF PIMCO)
TOCU II LLC (PIMCO ENTITY)	GS COMMERCIAL REAL ESTATE WAREHOUSE	PIMCO (GCCU I LLC)
PIMCO (TOCU I LLC)	LIBREMAX WAREHOUSE	ROC DEBT STRATEGY FUND MANAGER LLC
BLACKSTONE (BRE/MWT)	RBS WAREHOUSE	GREENWICH CAPITAL FINANCIAL PRODUCTS INC
JP MORGAN CHASE	PFP II SUB I, LLC	PRIME AND METLIFE REPO
RESOURCE CAPITAL REPO WAREHOUSE	BREDS LOAN CAPITAL REPO WAREHOUSE	BREDS LOAN CAPITAL IV REPO WAREHOUSE
BREDS LOAN CAPITAL II REPO WAREHOUSE	MORGAN STANLEY	NORTHSTAR(NS HEALTHCARELOANHOLDING LLC)
NS RE INCOME OPERATING PARTNESHIP II, LP	NORTHSTAR DB LOAN NT-II REPO	WFB REPO WITH LVSI
NORTHSTAR (NS HEALTHCARE PT 2) WAREHOUSE	NORTHSTAR-DB REPO WAREHOUSE (NSINCOME)	NORTHSTAR-DB REPO WAREHOUSE (NRFC)
CANTOR REPO WITH MET LIFE	PFP III SUB I, LLC	MARATHON STRUCTURED FINANCE FUND LP
MARATHON STRUCTURED FINANCE FUND LP	MARATHON STRUCTURED FINANCE FUND LP	TRIANGLE WAREHOUSE
ONE WEST BANK REPO	MEZZ CAP LLC (FKA CBA MEZZ)	MEZZ CAP REIT I, INC
RESOURCES REPO WITH DB	SL GREEN REALTY CORP/GRAMERCY	H2-WF REPO WAREHOUSE
SL GREEN WAREHOUSE	SL GREEN - JPM REPO	DEXIA REAL ESTATE PORTFOLIO
DEXIA REAL ESTATE CAPITAL MARKETS	BB&T WAREHOUSE	NORTHSTAR WAREHOUSE
LEHMAN BROTHERS WAREHOUSE	LEHMAN BROTHERS WAREHOUSE	AG MIT CREL (ANGELO GORDON ENTITY) REPO
WEST RIVER WAREHOUSE	VALSTONE WAREHOUSE	WACHOVIA RED - TAX CREDIT
WACHOVIA RED - TAX CREDIT	RIVER MARKET BROE WAREHOUSE	VORNADO REALTY L.P. WAREHOUSE
CD 2007-CD4 COMPANION	LB-UBS 2006 C1 COMPANION	GREENWICH CCFC 2003 C1 (COMPANION)
BSCMS05TOP20 (COMPANION)_LANDESBANK	MS06TOP23 (COMPANION)_LANDESBANK	COBALT 2007- C3 COMPANION
LB UBS 2006-C4 COMPANION	CITIGROUP 2007-C6 (COMPANION)	WACHOVIA 2006-C27 - COMPANION
MSBAM 2013-C12 COMPANION	JPMC 2006-LDP9 COMPANION	GREENWICH CCFC 2007-GG11 COMPANION
MORGAN STANLEY 2007 IQ14	CITIGROUP 2012-GC8 COMPANION	COMM 2014-LC17 COMPANION
GSMS 2013-GC10	COMM 2013-WWP COMPANION	GSMS 2011-GC5 COMPANION
GOLDMAN 2006-GG6 COMPANIONS	GREENWICH CCFC 2007-GG9 COMPANION	CGCMT 2014-GC21 COMPANION
COMM 2014-CCRE14 COMPANION	GSMS 2011-GC3 COMPANION	GSMS 2010-C2 COMPANION
GREENWICH CCFC 05 GG5 (COMPANION)	GSMS 2014-GC18 COMPANION	COMM 2014-UBS5 COMPANION
GOLDMAN 2006-GG8 COMPANIONS	CGCMT 2013-GC15 COMPANION	COMM 2013-CCRE13
COMM 2014-LC15 COMPANION	COMM 2013-CCRE6 COMPANION	GSMSC04GG2 (COMPANION) 1_VARIABLELIFE
CGCMT 2014-GC25 COMPANION	CGCMT 2014-GC19 COMPANION	GSMS 2014-GC22 COMPANION
GSMSC 2010-C1 COMPANION	GOLDMAN 2007-GG10 COMPANION	GSMS 2012-GCJ7 COMPANION
CITIGROUP 2013-375P COMPANION	GSMS 2014-GC26 COMPANION	COMM 2013-CCRE10 COMPANION
COMM 2010-C1 COMPANION	COMM 2014-UBS3 COMPANION	DBUBS 2011-LC1 COMPANION
BSCM07TOP28 (COMPANION) 1_BALDEAGLE	MSC05HQ6 (COMPANION)_PRUDENTIAL	ML-CFC 2007-7 COMPANION
FUNB 2001 C2 B NOTES	BSCM07TOP28 (COMPANION) 2_STARWOOD	MLCFC07-6 (COMPANION)_ASTAR
1345FB2005 (COMPANION)	BSCMS05TOP20 (COMPANION) 2_HARTFORDLIFE	BSCMS05TOP20 (COMPANION) 3_METLIFE
BSCMS05TOP20 (COMPANION) 1_NYLIFE	MSC07HQ12 (COMPANION) 2_DEUTSCHEAG	MSC07HQ12 (COMPANION) 1_CIT
JPMCC 2007-LDP11 COMPANION	JPMC 2006-LDP7 COMPANION	FUNB 2001 C3 B NOTES
CGWF 2013-RKWH COMPANION	JPMCC 2007-LDP10 COMPANION	7 WORLD TRADE CENTER 2012-WTC COMPANION
COMM 2006-FL12 COMPANION	COMM 2013-FL3 COMPANION	BRE SELECT HOTELS MEZZ WAREHOUSE
3 WORLD TRADE CENTER 2014 COMPANION	BAMLL 2014-FL1 COMPANION	CGBAM 2014-HD COMPANION
LEHMAN 2006 LLF-C5C	LEHMAN 2005-LLF C4 (COMPANIONS)	JPMCC 2014-FL5 COMPANION
COMM 2014-FL4 COMPANION	LB UBS 2004 C6 COMPANION	MSBAM 2013-C11 COMPANION
WACHOVIA 2004-C15 COMPANION	LB-UBS 2005-C7 COMPANION	WACHOVIA 2007-WHALE 8 NON TRUST
FOUR TIMES SQUARE 2006 - 4TS COMPANION	COMM07FL14 (COMPANION) 2_SOCIETE GENERAL	WACHOVIA 2007-C31 COMPANION
WACHOVIA 2007-C32 COMPANION	COBALT 2007-C2 COMPANION	WACHOVIA 2007-C34 COMPANION
MSBAM 2013-C8 COMPANION	JPM 2012-CIBX COMPANION	LB UBS 2004 C8 COMPANION
WACHOVIA 2006-C29 COMPANION	WACHOVIA 2006-C24 (COMPANION)	LEHMAN-UBS 2005 C5 COMPANION
WACHOVIA 2006-C25 (COMPANION)	WACHOVIA 2005-C20 (COMPANION)	WACHOVIA 2007-C30 COMPANION
WACHOVIA 2007-C33 COMPANION	WFCM 2013-LC12 COMPANION	MORGAN STANLEY 2007-HQ13 COMPANION
LB UBS 2006-C7 COMPANION	WFRBS 2014-C22 COMPANION	MSBAM 2014-C15 COMPANION
LB-UBS 2006-C3 COMPANION	JPMC 2014-C20 COMPANION	WFRBS 2014-C20 COMPANION
WFRBS 2014-LC14 COMPANION	WFRBS 2013-C16 COMPANION	JPMBB 2013-C17 COMPANION
WFRBS 2013-C15 COMPANION	JPMCC 2013-C16 COMPANION	JPMBB 2014 - C21 COMPANION
WACHOVIA 2004-C10 (COMPANION)	LB UBS 2005 C1 COMPANION	LBUBS05C3 (COMPANION) 1_SORINRE
LBUBS05C3 (COMPANION) 4_QUADRANTFUND	LBUBS05C3 (SENIOR MEZZ) 5_BAYERISCHE	LBUBS05C3 (SENIOR MEZZ) 4_AIBDEBT
LBUBS05C3 (SENIOR MEZZ) 3_LRP	LBUBS05C3 (SENIOR MEZZ) 2_ING	LBUBS05C3 (SENIOR MEZZ) 1_METLIFE
WFRBS 2013-C11 COMPANION	WFRBS11C2 (PARTICIPATION)_WEST RIVER	MSBAM 2014-C19 COMPANION
JPMBB 2013-C15 COMPANION	WFRBS 2014-C19 COMPANION	WFRBS 2013-UBS1 COMPANION
WFRBS 2014-C25 COMPANION	WFRBS 2014-C23 COMPANION	RBS 2010-MB1 COMPANION
WACHOVIA 2004-C11 (COMPANION)	LB-UBS 2007-C6 (COMPANION)	CITY CENTER 2011-CCHP COMPANION
MSBAM 2014-C14 COMPANION	MSBAM 2014-C17 COMPANION	WACHOVIA 2005-C21 (COMPANION)
LB-UBS 2006-C6 COMPANION	MSBAM 2014-C16 COMPANION	MSBAM 2014-C18 COMPANION
WFRBS 2013 - C17 COMPANION	WFCM 2014- LC18 COMPANION	JPMBB 2014-C22 COMPANION
LB UBS 2007-C2 COMPANION	WACHOVIA 2006 WHALE 7 NON TRUST	CITIGROUP 2006-FL2 COMPANION
JPMC 2005-LDP2 COMPANIONS	MORGAN GUARANTY TRUST CO. OF NY	STRATEGIC LAND JOINT VENTURE 2
MLFT 2006-1 (COMPANION)_CAPTRUST	VERTICAL CRE CDO 2006-1_ROYAL HOLIDAY	CONCORD REAL ESTATE CDO 2006-1 (CERRITOS
CRESS 2008-1 CDO_PLAZAELSEGUNDO	CBA-MEZZANINE CAPITAL FINANCE	MLCFC07-5 (COMPANION)_LEXINGTON
ALL STATE_PPG (PARTICIPATION)	WFRBS11C4 (COMPANION)_LIBERTYLIFE	WFCM10C1 (PARTICIPATION)_BASIS
NORTHSTAR CDO VIII	NORTHSTAR CDO IX PRIMARY (MEMORIAL MALL)	NEWCASTLE CDO IX
CONCORD REAL ESTATE CDO 2006-1	MARATHON REAL ESTATE CDO 2006-1	CAPLEASE CDO 2005-1
RESOURCE REAL ESTATE FUNDING CDO 2006-1	WACHOVIA CRE CDO 2006-1	RESOURCE REF CDO 2007-1
CAPITAL SOURCE RELT 2006-A	NORTHSTAR CDO IV LTD	NORTHSTAR CDO VI
SUNTRUST BANK_KINGPLAZA (PARTICIPATION)	PEOPLE'S UNITED BANK_COLE MT AND PPG	FMBT12FBLU
JPMC07FL1	HMAC99PH1	WB05WHALE6
GCCFC04FL2	GCCFC03C2C	LB06LLFC5
DDR09DDR1	COMM06FL12	CSFB06TFL2
CSF7C2	CSFB97C1	MSD00LIFE2
1998-WF1	1997-WF1	GCCFC06FL4
LBUBS2001C2	LBUBS2000C3	GECC 2001-1
COMM12FL2	LBUBS03C7	LBUBS2002C4
GECC 2003-C2	FUNB2002C1	WB06C28C
CHASE 2000-2	CGBAM13BREH	BSC00WF1
COMM11FL1	MS2000LIFE1	CGCMT14GC25C

APPENDIX B

APPLICABLE SERVICING CRITERIA WITH RESPECT TO COMMERCIAL LOANS

(THE PLATFORM)

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by vendor(s) for which the Company is NOT the Responsible Party	NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i) (A)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements;

		X	X
1122(d)(3)(i)(B)	(B) provide information calculated in accordance with the terms specified in the transaction agreements;				X
1122(d)(3)(i)(C)	(C) are filed with the Commission as required by its rules and regulations;				X
1122(d)(3)(i)(D)	(D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.				X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreement				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreement or related mortgage loan documents.	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreement.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X(1)
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)(A)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements

X
1122(d)(4)(x)(B)	(B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws;	X
1122(d)(4)(x)(C)	(C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X		X (2)
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

		X		X(2)
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

(1)     There were no activities performed during the year ended December 31, 2014 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

(2) The vendors, CoreLogic, Inc. and National Tax Search, LLC, provided separate Reg. AB 1122(d) attestations for their tax payment activities as they relate to criteria 1122(d) (4) (xi) and (xii).